Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-122789, 333-128048, 333-158734, 333-158736, and 333-166358 on Form S-8 of Celanese Corporation of our report dated February 10, 2011 related to the financial statements of CTE Petrochemicals Company as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, appearing in this Annual Report on Form 10-K of Celanese Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 10, 2011